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                                  United States

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): NOVEMBER 14, 2005


                           CITGO PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)


     DELAWARE                           1-14380                           73-1173881
(State or other jurisdiction of    (Commission File Number)    (I.R.S. Employer Identification No.)
incorporation )


                   1293 ELDRIDGE PARKWAY, HOUSTON, TEXAS 77077
               (Address of principal executive office) (Zip Code)


                                 (832) 486-4000
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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
[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

        On November 15, 2005, CITGO Petroleum Corporation entered into a new senior secured credit agreement (the "Secured Credit Agreement") among CITGO, as borrower, certain CITGO subsidiaries, as guarantors, BNP Paribas, as revolver administrative agent, paying agent and swing line lender, JPMorgan Chase Bank, N.A., as term loan administrative agent and collateral agent, and the other lenders party thereto. The Secured Credit Agreement consists of a five-year $1.15 billion revolving credit facility and a seven-year $700 million term loan facility. Borrowings under the Secured Credit Agreement are secured by certain accounts receivable and inventory of CITGO and the subsidiaries that are party to the agreement, all capital stock of those subsidiaries, CITGO's Lake Charles, Louisiana refinery and CITGO's equity interest in the entity that holds its Corpus Christi, Texas refinery.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

        On November 15, 2005, in connection with the effectiveness of the Secured Credit Agreement described under Item 1.01 above, CITGO terminated:


    - its existing $260 million credit agreement dated as of December 11, 2002 among CITGO, Bank of America, N.A., as administrative agent, JP Morgan Chase Bank, as syndication agent, Societe Generale, as documentation agent and the other lenders party thereto and

    - its existing $350 million Receivables Purchase Agreement dated as of March 17, 2005 among CITGO Funding Company, LLC, as seller, CITGO, as servicer, the various purchaser groups from time to time party thereto and BNP Paribas, as program administrator.

        See Item 8.01 below for a description of CITGO debt securities that were redeemed on November 14, 2005.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

        See Item 1.01 above for a description of the Secured Credit Agreement that became effective on November 15, 2005.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

        As previously reported, CITGO executed supplemental indentures dated as of October 27, 2005 (the "Supplemental Indentures") to the Indenture dated as of May 1, 1996 relating to CITGO's outstanding 7-7/8% senior notes due 2006 and the Indenture dated as of October 22, 2004 (together with the Indenture dated as of May 1, 1996, the "Indentures") relating to CITGO's outstanding 6% senior notes due 2011. Those Supplemental Indentures provided for the elimination of substantially all of the restrictive covenants, certain events of default and certain other related provisions of the Indentures. Copies of the Supplemental Indentures were filed as Exhibits 4-1 and 4-2 to CITGO's Current Report on Form 8-K dated October 27, 2005, which was filed with the Securities and Exchange Commission on November 1, 2005. The Supplemental Indentures became effective on November 14, 2005 as a result of the purchase of the 7-7/8% senior notes and the 6% senior notes that were tendered in the tender and consent solicitations that CITGO had conducted. See Item 8.01 below for more information regarding the cash payments made as a result of the tender and consent solicitations relating to the 7-7/8% senior notes and the 6% senior notes.

        On November 15, 2005, CITGO received the consents of a majority of the holders of the following tax-exempt bonds to amend covenants applicable to those bonds that CITGO had made in related guaranty and covenant agreements:

    - $50,000,000 aggregate principal amount of Solid Waste Disposal Revenue Bonds (CITGO Petroleum Corporation Project) Series 1995 issued by the Gulf Coast Industrial Development Authority,


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    -   $25,000,000 aggregate principal amount of Solid Waste Disposal Revenue
        Bonds (CITGO Petroleum Corporation Project) Series 1998 issued by the Gulf Coast Industrial Development Authority,
    - $30,000,000 aggregate principal amount of Environmental Facilities Revenue Bonds (CITGO Petroleum Corporation Project) Series 2002 issued by the Illinois Finance Authority (successor to the Illinois Development Finance Authority) and
    - $39,200,000 aggregate principal amount of Environmental Facilities Revenue Bonds (CITGO Petroleum Corporation Project) Series 2003 issued by the Industrial Development Corporation of Port of Corpus Christi.

In connection with the amendment and restatement of the guaranty and covenant agreements, CITGO entered into agreements that confirmed that the holders of the foregoing tax-exempt bonds would have an equal and ratable interest in the collateral securing the Secured Credit Agreement to secure the repayment of their bonds and conformed the covenants applicable to their bonds to the affirmative and negative covenants and events of default contained in the Secured Credit Agreement.

ITEM 8.01 OTHER EVENTS

        On November 14, 2005, CITGO completed its previously announced cash tender offers for any and all of its outstanding 7-7/8% senior notes due 2006 and 6% senior notes due 2011 and the related consent solicitations. As of 5:00 p.m., New York City time, on November 10, 2005, the expiration date of the tender offers, CITGO had received valid tenders of approximately $135.7 million in aggregate principal amount of the 7-7/8% senior notes, representing approximately 90.5% of those notes, and $249.6 million in aggregate principal amount of the 6% senior notes, representing approximately 99.8% of those notes. CITGO purchased all of the 7-7/8% senior notes and all of the 6% senior notes validly tendered in the tender offers and financed such purchases with borrowings under the Secured Credit Agreement. Following completion of the tender offers, approximately $14.3 million in aggregate principal amount of 7-7/8% senior notes remained outstanding, which are due to mature on May 15, 2006, and approximately $390,000 in 6% senior notes remained outstanding, which are due to mature on October 15, 2011, unless earlier repurchased or redeemed.

        On November 14, 2005, CITGO completed its previously announced redemptions of the following debt securities:

    -   all of its outstanding 11-3/8% senior notes due 2011,
    -   all of its outstanding 9.30% private placement senior notes due 2006 and
    - all of its outstanding master shelf agreement senior notes due 2006 through 2009 with interest rates ranging from 7.17% to 8.94%.

Such redemptions involved an aggregate principal amount outstanding of approximately $194.0 million. Each series of debt securities was redeemed in accordance with the terms of the relevant indenture or agreement governing such securities at prices based on the principal amount redeemed, together with accrued and unpaid interest to the redemption date, plus an applicable premium or make-whole amount, as the case may be. CITGO used available cash to fund the redemption of these debt securities.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     CITGO PETROLEUM CORPORATION


Date: November 18, 2005                              s/ Larry Krieg
                                                     ---------------------------
                                                     Larry Krieg
                                                     Vice President Finance